UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2010
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Shoreline Blvd., Suite 800N, Corpus Christi, Texas	78471
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 2.01     Completion of Acquisition or Disposition of Assets

On April 12, 2010, Uranium Energy Corp. (the "Company") received a cash payment of US$11,000,000 as complete consideration for the sale of the Company's 49% interest in Cibola Resources LLC (the "LLC") to Neutron Energy, Inc. ("Neutron"), a Nevada corporation. Neutron has exercised its option (the "Option") to make this purchase in accordance with an option agreement as previously entered into by and between the Company and Neutron on November 5, 2009 and as subsequently amended on December 29, 2009.

Until Neutron's exercise of the Option, as previously disclosed by the Company, the Company and Neutron had been parties to a Limited Liability Company Members' Agreement and a Limited Liability Company Operating Agreement (collectively, the "LLC Agreements"), both made as of April 26, 2007, relating to the formation, operation and governance of the LLC under the Delaware Limited Liability Company Act. The LLC holds interests in certain real estate, surface and mineral fee interests in, and technical and financial data pertaining to, the South L Bar Tract and the St. Anthony Tract, covering 6,717 acres located in Cibola County, New Mexico, and collectively known as the Cebolleta uranium project.

SECTION 8 - OTHER EVENTS

Item 8.01      Other Events

On April 13, 2009, the Company issued a news release regarding the Company's receipt of US$11,000,000 as consideration for the sale of the Company's 49% interest in the LLC, as more fully described above in Item 2.01. The news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.
Exhibit No.	Description of Exhibit
99.1	News release dated April 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 13, 2010.	URANIUM ENERGY CORP. By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer and a director

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